                            As filed with the Securities and Exchange Commission
                                                            on December 11, 1997

                                     Registration Statement No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                            ----------------------

                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)
                            ----------------------

      Republic of France                                    None
      ------------------                                    ----
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                1 Square Chaptal
                        Levallois-Perret, France 92300
       (Address of Registrant's Principal Executive Offices) (Zip Code)
                            ----------------------

                      1994 STOCK OPTION PLAN, AS AMENDED
                          (Full titles of the Plans)
                            ----------------------

                          Clifton Thomas Weatherford
                            Chief Financial Officer
                           Business Objects Americas
                               2870 Zanker Road
                          San Jose, California 95134
                                (408) 953-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            ----------------------

                                   Copy to:
                            Kenneth M. Siegel, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (415) 493-9300

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                Proposed           Proposed
                                                                Maximum            Maximum        Amount of
   Title of  Securities to be Registered     Amount to be   Offering Price        Aggregate      Registration
                                              Registered     Per Share(2)     Offering Price(2)      Fee
=================================================================================================================
Ordinary Shares, nominal value one French
 franc per share (1)                           1,000,000        $10.82          $10,820,000.00       $3,191.90
-----------------------------------------------------------------------------------------------------------------

(1) American Depository Shares evidenced by American Depository Receipts issuable upon deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-73164).
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $10.82 per share (the average of the bid and ask closing price of the American Depository Shares issued by the Registrant on December 10, 1997) and the exchange rate for the U.S. dollar and French franc on December 10, 1997

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

     The Registration Statement on Form S-8 is being filed for the purpose of registering 1,000,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the 1994 Stock Option Plan, as amended. The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Commission File No. 333-5542) is incorporated herein by reference.


Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 20-F for the year ended December 31, 1996.

          2. The Registrant's Report on Form 6-K for the quarterly period ended March 31, 1997.

          3. The Registrant's Report on Form 6-K for the quarterly period ended June 30, 1997.

          4. The Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1997.

          5. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

          All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 10-Q), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.    Index to Exhibits.
           ------------------


   Exhibit
   Number                              Description of Document
-------------     -------------------------------------------------------------
    3.1           Statuts or charter of the Registrant (English translation).

    4.1(1)        Form of Deposit Agreement, dated as of May 8, 1996, among
                  Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

    4.2           1994 Stock Option Plan, as amended.

    5.1           Opinion of Baker & McKenzie as to the validity of the Ordinary
                  Shares.

   23.1           Consent of Ernst & Young LLP, independent auditors.

   23.2           Consent of Baker & McKenzie (included in Exhibit 5.1).

   24.1           Powers of Attorney (included on signature page).

----------------------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on December 11, 1997.

                                BUSINESS OBJECTS S.A.

                                By: /s/ Bernard Liautaud
                                    -------------------------------
                                Bernard Liautaud,
                                Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton Thomas Weatherford jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 11, 1997, by the following persons in the capacities indicated.


           Name                                             Title
-------------------------------        --------------------------------------------------------

/s/ Bernard Liautaud                   Chairman, President and Chief Executive Officer
-------------------------------
Bernard Liautaud

/s/ Denis Payre                        Director
-------------------------------
Denis Payre

/s/ Clifton Thomas Weatherford         Chief Financial Officer (Principal Accounting Officer)
-------------------------------
Clifton Thomas Weatherford

                                       Director
-------------------------------
Philippe Claude

/s/ Vincent Worms                      Director
-------------------------------
Vincent Worms

/s/ Arnold S. Silverman                Director
-------------------------------
Arnold N. Silverman

                                       Director
--------------------------------
Albert Eisenstat

/s/Clifton Thomas Weatherford          Authorized Representative in the United States
--------------------------------
Clifton Thomas Weatherford

                               Index to Exhibits
                               -----------------

  Exhibit
  Number                                      Description of Document
--------------     --------------------------------------------------------------------------
    3.1            Statuts or charter of the Registrant (English translation).

    4.1(1)         Form of Deposit Agreement, dated as of May 8, 1996, among Business Objects S.A., the
                   Bank of New York, as Depositary, and holders from time to time of American Depositary
                   Shares issued thereunder (including as an exhibit the form of American Depositary
                   Receipt and the form of side agreement).

    4.2            1994 Stock Option Plan, as amended.

    5.1            Opinion of Baker & McKenzie as to the validity of the Ordinary Shares.

   23.1            Consent of Ernst & Young LLP, independent auditors.

   23.2            Consent of Baker & McKenzie (included in Exhibit 5.1).

   24.1            Powers of Attorney (included on signature page).

---------------------------------------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-5542).